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                                                                    Exhibit 10.3

                          REVISED EMPLOYMENT CONTRACT


THIS AGREEMENT made by and between DAVEL COMMUNICATIONS GROUP, INC., an Illinois Corporation, hereinafter called "Employer" or "Davel," and Robert D. Hill, hereinafter called "Employee". In consideration of the mutual covenants and agreements set forth below, the parties agree as follows:

     1. Term of Employment: Employee is now employed under a previous contractual agreement as Chief Executive Officer dated June 11, 1997. The purpose of this Agreement is to clarify, amend and restate the Agreement dated June 11, 1996. Employer hereby employs Employee and Employee hereby agrees to be so employed as Chief Executive Officer of Employee and to work at such places as directed by Employer. This Employment Contract shall be effective on the first day of January, 1996 and shall continue through December 31st, 1998 or until terminated by one of the parties as hereinafter provided, or until the Employee's death, permanent disability or retirement. At the end of the term this Agreement shall continue for consecutive one year terms unless either party gives written notice of its intent not to renew the Agreement at least 60 days prior to the expiration of the original term or any renewal or extended term.

     2.  Duties:

     a. The Employee agrees to accept the duties commonly involved in carrying out the position for which employed and any other duties as may be required by Employer. The Employer shall have the right at any time during the term of this Agreement to change the duties of Employee or assign duties different from the duties originally assigned.

     b. The Employee shall devote his best efforts, on a full-time basis, to the Employer's business, and will not engage in any employment or enterprise detracting from this goal. Employee shall travel as reasonably required in the performance of his duties hereunder.

     c. The Employee as Chief Executive Officer, and in such other offices as from time to time assigned in Davel or associated enterprises, shall perform the duties of Chief Executive Officer which shall consist of the duties normally associated with such positions and such other duties as shall be from time to

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          time assigned. The Employee shall report to and be responsible to the
          Chairman of the Board in the regular conduct of his duties.

     3. Base Compensation: The Employee shall be paid a base salary of $200,000 per annum during the term of this Agreement. The Employee's base compensation shall be payable in accordance with Employer's payroll practices. Employee shall be reimbursed for his reasonable expenses incurred in the performance of his duties hereunder upon presentation of proper evidence thereof as required by Employer.

     4. Bonus. In addition to base compensation, the Employee shall receive an annual bonus to be determined as a percentage of the Employee's base salary. The range of percentages to be applied to the Employee's base salary for the computation of bonus shall be based on the percentage growth in the Earnings Per Share (EPS), adjusted for extraordinary items (including but not limited to the 1995 write down of ComTel assets) of Employer for the year to which the bonus is applicable. From within the percentage range so established, the Chairman of the Board, shall recommend to the Compensation Committee of the Board for approval the specific percentage to be applied based on the performance and contribution of the Employee. The range of percentages shall be established in accordance with the following table:

If the Percentage EPS         the range of percentages
Growth for Year is            for determining bonus shall be
------------------------------------------------------------
0 to 17%                      5% to 15%
------------------------------------------------------------
(Greater-than) 17% to 22%     10% to 20%
------------------------------------------------------------
(Greater-than) 22% to 27%     15% to 25%
------------------------------------------------------------
(Greater-than) 27% to 32%     20% to 35%
------------------------------------------------------------
(Greater-than) 32%            30% to 45%
------------------------------------------------------------

For example, if the EPS for 1995 is 94c. and the 1996 EPS is $1.20, then the percentage EPS growth is 28% (26/94) and the applicable range is 27% to 32%. If within the applicable range, the Chairman of the Board upon approval of the Compensation Committee, determines based on the performance and contribution of the Employee that the appropriate percentage is 29%, then the employees bonus shall be 29% of the Base compensation provided at (P)3.

     5.  Stock Options and Grants:

     a) Options to purchase stock of the Employer shall be awarded to the Employee annually pursuant to the terms of this

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          Employment Contract and otherwise in accordance with the terms and conditions of the Employer's Stock Option Plan based upon EPS percentage growth, adjusted for extraordinary items (including but not limited to the 1995 write down of ComTel assets), and the performance and contribution of the Employee as determined by the as determined by the Chairman of the Board subject to approval by the Compensation Committee. The actual number of options awarded shall be determined by multiplying the Employee's base salary, as set forth at (P)3, above, times a percentage, selected by the Chairman of the Board and approved by the Compensation Committee, from the range of percentages applicable to the achieved EPS percentage growth as set forth in the following table:

 If the Percentage EPS                the range of percentages
  Growth for Year is                  for determining option awards shall be
----------------------------------------------------------------------------
0 to 17%                              10% to 20%
----------------------------------------------------------------------------
(Greater-than) 17% to 22%             21% to 40%
----------------------------------------------------------------------------
(Greater-than) 22% to 27%             41% to 80%
----------------------------------------------------------------------------
(Greater-than) 27% to 32%             81% to 160%
----------------------------------------------------------------------------
(Greater-than) 32%                    161% to 240%
----------------------------------------------------------------------------

          The dollar amount so determined shall be divided by the exercise price of the options awarded to determine the actual number of options. The exercise price shall be determined in accordance with the terms and conditions of the Employer's Stock Option Plan. Except as otherwise accelerated, options so awarded shall vest one- third when awarded, one-third twelve months after the date of the award and the balance 24 months after the date of the award. All options shall be exercisable when vested.

          For example, if the EPS for 1995 is 94c and the 1996 EPS is $1.20, then the percentage EPS growth is 28% (26/94) and the applicable range is 81% to 160%. The Chairman of the Board and upon approval of the Compensation Committee, determines, based on the performance and contribution of the Employee, that the appropriate percentage is 90%. If the


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          exercise price of the options determined in accordance with the terms of the Employee Stock Option Plan is $13.00 per share, then the number of options awarded would be determined by dividing 90% of the Employee's Base compensation provided at (P)3 by the exercise price of $13.00 per share.

     b. The Employee shall be eligible for annual stock grants valued at $40,000. One-half of the shares constituting each annual grant shall not be transferred for six months following such grant; the remaining one-half of such shares shall not be transferred for eighteen months following such grant. All restrictions on transfer after six months from the date of each grant shall be removed in the event of a change in control. Each annual grant shall be deemed to be issued on the first business day of each calendar year or, if later, the first business day following the execution of this Agreement.

6.  Other Benefits and Vacation:

     a. Employer has established a 401(k) Profit Sharing Plan to provide for voluntary Employee before and after tax contributions. The Profit Sharing Plan may also provide for Employer contributions as may be from time to time determined by the Employer consistent with and subject to the terms of the plan as established by the Employer. Employee may participate in such plan provided he is otherwise qualified under the terms and conditions of any such Profit Sharing Plan.

     b. The Employee shall be entitled to vacations in accordance with the regular policies of the employer as in effect from time to time. Vacation shall be scheduled at the convenience of the Employer.

     c. The Employer shall maintain an IRC (S)125 plan, or similar arrangement as from time to time permitted by the Internal Revenue Code as then in effect, for health insurance premiums and other permitted (S)125 benefits and the Employee shall be permitted to divert compensation for such premiums and other benefits .

     d. The Employee shall be entitled to participate in the regular Health Insurance plan of the Employer as from time to time in effect on the terms and conditions as provided for employees generally.

     e.   The Employer shall provide an automobile to Employee for

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          business use to be accounted for by the Employee consistent with the normal business practices of Employer as from time to time established.

     7. Nondisclosure and Noncompetition: The Employee hereby agrees as a condition of Employment to

     a. At all times while this Agreement is in force and after its termination or expiration for whatever reason, the Employee agrees to refrain from disclosing, either directly or indirectly, the Employer's customer lists, trade secrets, or other confidential material. Employee agrees to take reasonable security measures to prevent accidental disclosure of such information. All files, records, documents, drawings, specifications, equipment and similar items relating to Employer's business, whether prepared by the Employee or otherwise coming into his possession, shall remain the exclusive property of the Employer.

     b. During the term of this Agreement, the Employee shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director or in any other individual or representative capacity, engage or participate in any business of any nature which is in competition in any way with the business of the Employer.

     c. For a period of one (1) year after the expiration or termination of this Agreement, except in the case of a termination by the Employer for any reason other than the causes set forth at (P)8(d) below and except in the case of a termination in connection with or at anytime after a change of control and for which the Employee is entitled to severance pay computed in accordance with the provisions of (P)8(c), the Employee shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director or in any other individual or representative capacity, engage or participate in any business of any nature which is in competition with the Employer in the business of telecommunications within the existing market areas of the Employer for which Employee had significant responsibility and in which Employee materially participated in the management and operation of the Employer.

     d. Employer shall be entitled to injunctive and/or other equitable relief to prevent or remedy a breach of the provisions of the Agreement and to secure their enforcement, in addition to any other remedies or damages which may be available to Employer.

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     8.  Termination:

     a. This Agreement may be terminated by either party giving two (2) weeks written notice of termination to the other party. If requested by the Employer, the Employee agrees to cooperate in training his successor following notice of termination of this Agreement. If the Employer terminates the agreement, the Employer, in addition to all salary and bonus pro-rated through the date of termination, shall pay severance pay equal to the lesser of six months base compensation or the remaining base compensation due under this Agreement.

     b. Upon a change in control of the ownership of Employer all stock options previously awarded to the Employee shall vest and be immediately exercisable.

     c. Upon a change of control the term of this Agreement shall be automatically revised to eighteen months from the date of such change in control if at the time of such change of control the remaining term of this Agreement, or any extended or renewal term, is less than eighteen months. If at or after a change in control, any of the following occur

          (i) The Employer or any successor of Employer terminates the employee, or

          (ii) The Employee elects to terminate employment by written notice within 60 days of the date of any change in control, or

          (iii) The Employee is required to move more than 100 miles from his current place of employment and the Employee elects to resign by written notice, or

          (iv) The Employee is required to assume a position which requires a change in title or a diminution of responsibilities and the Employee elects to resign by written notice,

          then the amount of severance pay due shall be equal to the sum of the following:

          (i)    salary for services performed pro-rated

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                 through the date of termination, plus

          (ii) the greater of six months base compensation or the remaining base compensation due under this Agreement, plus

          (iv) cash bonus computed by determining the bonus for one year at the maximum possible rate pursuant to (P)4, dividing the amount so determined by twelve and then multiplying the result by the greater of six or the number of months (or parts thereof) remaining on the term of this Agreement.

          The Employee may, in any event, elect in the Employee's sole discretion to receive a lesser amount of severance pay. Any payment made in accordance with the provisions of this paragraph shall be due in full upon the occurrence of any of the events described in
          (P)8(c)(i), (P)8(c)(ii), (P)8(c)(iii) or (P)8(c)(iv). In the event of a payment in accordance with the terms of this paragraph, Employer shall provide Employee and dependents insured at the time of termination health insurance substantially similar to that then provided for the greater of the remaining term of the contract or six months. Payment and provision of health insurance in accordance with the terms of this (P)8 shall be satisfaction in full of all sums due to Employee by reason of this Agreement. A change of control shall be deemed to have occurred at anytime David Hill (the principal shareholder) or his descendants own less than 30% of the issued and outstanding voting shares of the Employer.

     d. Any other provision of this Agreement notwithstanding, the Employer may terminate this Agreement if the termination is based on a violation by the Employee of (P)7 of this Agreement, or on fraud, embezzlement, securities law violation, sexual harassment of other employees, criminal indictment or conviction, or other conduct involving crimes, misdemeanors or moral turpitude. In the event of termination pursuant to this paragraph, no severance pay shall be payable to Employee as otherwise provided herein and the Employee shall be entitled only to the base compensation provided for herein earned prior to the date of termination computed pro rata up to and including the date of termination.

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     e.   The death or permanent disability of the Employee shall terminate this
          Agreement and the employment of the Employee. Upon the death or permanent disability of the Employee, all previously awarded options shall vest and become immediately exercisable by the estate of the employee.

     9. Severability: In the event any one or more of the provisions of this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     10. Assignment: This Agreement shall not be assignable, in whole or in part, by the Employee but shall inure to the benefit of and bind the successors and any assigns of Employer.

     11. Fees and Costs: If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the party substantially prevailing shall be entitled to its costs incurred in such action, including reasonable attorney fees, in addition to any other relief that may be proper hereunder or at law or in equity.

     12. Notices: All notices hereunder shall be given in writing by personal service or certified mail, return receipt requested, postage prepaid, addressed to the parties at the following respective addresses, or at such other address as may be designated:

     Employer                                 Employee
     --------                                 --------
     Davel Communications Group, Inc.         Robert D. Hill
     601 W. Morgan                            17615 Esprit Dr.
     Jacksonville, Illinois   62650           Tampa,  FL  33647-2506

     13. Entire Agreement: This Agreement constitutes the entire Agreement of the parties. No modification, variance or change in any of its terms or provisions shall be valid unless in writing and signed by both parties.

     14. Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

     15. Waiver: The failure of either party at any time to require performance by the other party of any provision hereunder shall in no way affect the right of that party thereafter to enforce the same or any other provision of this Agreement; nor shall the waiver by either party of the breach of any provision hereof be a waiver of any subsequent breach of such provision or of the provision itself.

IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate originals on this 28th day of February, 1997.

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DAVEL COMMUNICATIONS GROUP, INC.

______________________________________
David Hill, Chairman of the Board


EMPLOYEE

______________________________________
Robert D. Hill

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